EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Qwest Communications International Inc. ("Qwest") of our report dated March 6, 1998, except as to the acquisition and restatement described in Note 2, which is as of September 30, 1998, relating to the consolidated financial statements of Icon CMT Corp., which is incorporated by reference in Qwest's Registration Statement on Form S-4 (No. 333-65095) dated December 10, 1998 (the "Form S- 4"). We also consent to the application of such report to the Financial Statement Schedule of Icon CMT Corp. for the three years ended December 31, 1997 under item 21(b) of the Form S-4 when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in the Form S-4.


                                             /s/ PRICEWATERHOUSECOOPERS, LLP
                                            ------------------------------------

Stamford, Connecticut
August 9, 1999

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